EXHIBIT 1

JOINT FILING AGREEMENT

THIS JOINT FILING AGREEMENT is entered into as of August 20, 2012,  by and among the parties signatories hereto.  The undersigned hereby agree that the Statement on Schedule 13D with respect to the shares of Common Stock, par value $0.10 per share, of Penn Treaty American Corporation is, and any amendment thereafter signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.

BROADBILL PARTNERS, L.P.

By:	Broadbill Partners GP, LLC, as General Partner

By:	/s/ Jeffrey Magee
	Name:	Jeffrey Magee
	Title:	Chief Operating Officer

BROADBILL PARTNERS II, L.P.

By:	Broadbill Partners GP, LLC, as General Partner

By:	/s/ Jeffrey Magee
	Name:	Jeffrey Magee
	Title:	Chief Operating Officer

BROADBILL INVESTMENT PARTNERS, LLC

By:	/s/ Jeffrey Magee
	Name:	Jeffrey Magee
	Title:	Chief Operating Officer

BROADBILL PARTNERS GP, LLC

By:	/s/ Jeffrey Magee
	Name:	Jeffrey Magee
	Title:	Chief Operating Officer